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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            December 18, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF IS-172                               803829   33-42311   811-1777
DEFINED ASSET FUNDS-MITF IS-182                               803854   33-48877   811-1777
DEFINED ASSET FUNDS-MITF IS-183                               803856   33-48961   811-1777
DEFINED ASSET FUNDS- IS-195 DAF                               803878   33-50003   811-1777
DEFINED ASSET FUNDS- IS-212 DAF                               804007   33-55463   811-1777
DEFINED ASSET FUNDS- IS-227 DAF                               804045   33-62031   811-1777


DEFINED ASSET FUNDS-CIF MPS-309                               891282   33-48997   811-2295


DEFINED ASSET FUNDS- MPS-548 DAF                              892772   33-55319   811-1777
DEFINED ASSET FUNDS- MPS-549 DAF                              892773   33-55469   811-1777

DEFINED ASSET FUNDS-MITF MSS-16                               891630   33-49033   811-1777
DEFINED ASSET FUNDS-MITF MSS 1C                               764022   2-96076    811-1777
DEFINED ASSET FUNDS- MSS-47 DAF                               895635   33-50067   811-1777
DEFINED ASSET FUNDS- MSS 48 DAF                               895636   33-50247   811-1777
DEFINED ASSET FUNDS-MITF MSS 7S                               847225   33-37007   811-1777


DEFINED ASSET FUNDS-CIF PSPS-4                                758345   2-94667    811-2295

TOTAL:   15 FUNDS

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